UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2007

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 12, 2007, Neurobiological Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company issued and sold $6.0 million in principal amount of senior secured notes (the “Notes”) and 2,750,000 shares of common stock (the “Shares,” and together with the Notes, the “Securities”). The sale of the Securities was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-123017) and the Company raised gross offering proceeds of $6 million, before expenses.

The terms of the Notes are set forth in an indenture dated as of September 12, 2007 (the “Base Indenture”) between the Company and U.S. Bank National Association as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of September 12, 2007 between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Notes are payable on demand upon maturity, which will be the earlier of: (i) January 15, 2008 or (ii) seven days after the closing of the Company’s pending registered public offering, which offering will be made pursuant to the Company’s registration statement on Form S-1 (File No. 333-145403) filed with the SEC on August 13, 2007 (the “Registered Public Offering”) (the “Maturity Date”). The Notes bear interest at a rate of 15% per annum, payable monthly in cash starting in October 2007, and may be prepaid by the Company without penalty at any time. Interest will accrue at a rate of 19% per annum upon the occurrence of an event of default and after the Maturity Date if any principal then remains outstanding. If the Notes are not repaid in full by January 15, 2008, the Company will establish a bank account into which the quarterly royalty payments currently received from Merz Pharmaceuticals GmbH will thereafter be deposited and over which the Trustee will have custody until the Company satisfies its payment obligations under the Indenture.

The Indenture contains event of default provisions, which include failure to pay any principal or interest on the Notes when due and payable, breaches of covenants, breaches of material representations, failure to repay certain indebtedness exceeding $250,000, and the occurrence of bankruptcy or similar events. After the occurrence of an event of default, the Trustee or any holder may declare the principal of and accrued interest on the Notes immediately due and payable.

The Indenture contains customary covenants which, among other things, restrict the Company’s ability to (i) incur additional indebtedness other than in connection with the indebtedness evidenced by the Notes or certain other permitted indebtedness under the terms of the Indenture; (ii) grant liens on the Company’s assets other than certain ordinary permitted liens; and (iii) make distributions on or repurchase shares of common stock.

Concurrently with the issuance of the Notes, the Company entered into a Security Agreement (the “Security Agreement”) granting the Trustee a first-priority blanket lien on all Company assets. The Security Agreement terminates automatically upon satisfaction of all of the Company’s obligations under the Notes.

The Investors are prohibited from trading the Shares until the earlier of: (i) the closing of the Registered Public Offering or (ii) January 15, 2008. If the Registered Public Offering closes prior to January 15, 2008, the Investors will be limited to selling a number of Shares not to exceed 5% of the average daily trading volume for up to 90 days following completion of the Registered Public Offering.

The foregoing discussion is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture, the Form of Note, the Purchase Agreement and the Security Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of September 12, 2007, by and between the Company and U.S. Bank National Association, as Trustee under the Indenture.

4.2	First Supplemental Indenture, dated as of September 12, 2007, by and between the Company and U.S. Bank National Association, as Trustee under the Indenture.

4.3	Form of Senior Secured Note (included in Exhibit 4.2 hereto).

10.1	Securities Purchase Agreement, dated as of September 12, 2007, by and among the Company and the purchasers listed therein.

10.2	Security Agreement, dated as of September 12, 2007, by and between the Company and U.S. Bank National Association, as Trustee under the Indenture.

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee under the Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 12, 2007

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/S/ CRAIG W. CARLSON
Craig W. Carlson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of September 12, 2007, by and between the Company and U.S. Bank National Association, as Trustee under the Indenture.

4.2	First Supplemental Indenture, dated as of September 12, 2007, by and between the Company and U.S. Bank National Association, as Trustee under the Indenture.

4.3	Form of Senior Secured Note (included in Exhibit 4.2 hereto).

10.1	Securities Purchase Agreement, dated as of September 12, 2007, by and among the Company and the purchasers listed therein.

10.2	Security Agreement, dated as of September 12, 2007, by and between the Company and U.S. Bank National Association, as Trustee under the Indenture.

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee under the Indenture.